UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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NLIGHT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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nLIGHT, INC.
5408 NE 88th Street, Building E
Vancouver, Washington 98665
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Thursday, June 4, 2020

Dear Stockholders of nLIGHT, Inc.:
We cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of nLIGHT, Inc., a Delaware corporation, which will be held on Thursday, June 4, 2020 at 9:00 a.m. Pacific Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LASR2020 where you will be able to listen to the meeting live, submit questions and vote online.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect the Class II director nominees named in the accompanying proxy statement to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
3. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 6, 2020 as the record date for the Annual Meeting. Only stockholders of record on April 6, 2020 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Thursday, June 4, 2020. On or about April 21, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet, telephone or mail (if you receive printed proxy materials) and includes instructions on how to receive a paper copy of our proxy materials. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.
We appreciate your continued support of nLIGHT.
By order of the Board of Directors,
Scott Keeney
President and Chief Executive Officer
Vancouver, Washington
April 21, 2020

i

ii

nLIGHT, INC.
PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Thursday, June 4, 2020
We are furnishing this proxy statement and the enclosed form of proxy in connection with a solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders of nLIGHT, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Thursday, June 4, 2020 at 9:00 a.m., Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LASR2020, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 21, 2020 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

THE PROXY PROCESS AND STOCKHOLDER VOTING: QUESTIONS AND ANSWERS

What matters am I voting on?
You will be voting on:

•
the election of the three Class II director nominees who are named in the accompanying proxy statement to serve until our 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified;

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

•	any other business as may properly come before the Annual Meeting.
How does the Board of Directors recommend I vote on these proposals?
Our board of directors recommends a vote:

•	“FOR” the election of each of Bandel Carano, Raymond Link, and Geoffrey Moore as a Class II director; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 6, 2020, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 38,476,961 shares of our common stock outstanding. Our common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock outstanding as of the record date is entitled to one vote.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and we provided the Notice to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If your shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
• Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.
• Proposal No. 2: The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws (the “bylaws”) and Delaware law. The presence, virtually or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 3, 2020 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call), until 11:59 p.m. Eastern Time, on June 3, 2020;

•	by completing and mailing your proxy card (if you received printed proxy materials) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•	by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/LASR2020, where stockholders may vote and submit questions during the meeting (have your Notice or proxy card in hand when you visit the website). Beneficial owners must obtain a legal proxy from their broker, bank or other nominee to vote during the meeting. Follow the instructions from your broker, bank or other nominee included with the Notice, or contact your broker, bank or other nominee, to request a legal proxy. All votes must be received by the inspector of elections before the polls close during the meeting.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	completing and mailing a later-dated proxy card;

•	notifying the corporate secretary of nLIGHT, Inc., in writing, at nLIGHT, Inc., Attn: Corporate Secretary, 5408 NE 88th Street, Building E, Vancouver, Washington 98665; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder’s last vote is the vote that will be counted.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the virtual Annual Meeting?
You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/LASR2020. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Scott Keeney and Ran Bareket with full power of substitution and re-substitution have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 21, 2020 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How do we solicit proxies for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. We will bear all expenses associated with this solicitation. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds your shares. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
If your broker holds your shares as your nominee (that is, in “street name”), you will need to follow the instructions your broker provides to instruct your broker on how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal No. 2) is considered to be routine under applicable rules. Since a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with this proposal. The election of directors (Proposal No. 1) is considered non-routine under applicable rules. Absent direction from you, your broker will not have discretion to vote on the election of directors, and therefore there may be broker non-votes in connection with this proposal.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K after they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following:
nLIGHT, Inc.
Attention: Corporate Secretary
5408 NE 88th Street, Building E
Vancouver, Washington 98665
Tel: (360) 566-4460
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 22, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
nLIGHT, Inc.
Attention: Corporate Secretary
5408 NE 88th Street, Building E
Vancouver, Washington 98665
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (1) specified in our proxy materials with respect to such meeting, (2) otherwise properly brought before such meeting by or at the direction of our board of directors, or (3) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2021 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than February 5, 2021; and

•	not later than the close of business on March 7, 2021.
In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2021 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2021 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of our 2021 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at the annual meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our corporate secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
You may obtain a copy of our bylaws by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. Five of our directors are independent within the meaning of the listing standards of the Nasdaq Global Market.
Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Our board of directors intends to remove from our amended and restated certificate of incorporation, subject to stockholder approval at a subsequent stockholders’ meeting, this classified board structure effective immediately prior to the election of directors at the 2023 annual meeting of stockholders such that all directors would stand for election annually beginning with the 2023 annual meeting of stockholders. For further information about our governance practices, see “Environmental, Social, and Governance Considerations-Governance Practices” below.
The following table sets forth the names and certain other information for each nominee for election as a director and for each of the continuing members of the board of directors as of April 21, 2020.

Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominee
Bandel Carano	II	58	Director	2001	2020	2023
Raymond Link(1)(2)	II	66	Director	2010	2020	2023
Geoffrey Moore(1)(2)	II	73	Director	2012	2020	2023
Continuing Directors
Scott Keeney	I	55	President, Chief Executive Officer and Chairman	2000	2022	—
Douglas Carlisle(1)(3)	III	63	Director	2001	2021	—
Bill Gossman	III	58	Director	2016	2021	—
Gary Locke(3)	III	70	Director	2017	2021	—

(1)	Member of our audit committee

(2)	Member of our compensation committee

(3)	Member of our nominating and corporate governance committee

Nominees for Director	Director Since
Bandel Carano has served as a member of our board of directors since April 2001, as a member of our compensation committee from February 2004 to December 2012 and as a member of our technology security compliance committee from February 2018 to September 2019 and from February 2005 to November 2006. Mr. Carano is a general partner of Oak Investment Partners, a multi-stage venture capital firm he joined in 1985. From 1983 to 1985, Mr. Carano was a member of Morgan Stanley's Venture Capital Group, where he was responsible for advising Morgan Stanley on high-tech new business development and sponsoring venture investments. Mr. Carano currently serves on the boards of directors of NeoPhotonics Corporation and numerous private companies. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund. Mr. Carano received a B.S. and an M.S. in electrical engineering from Stanford University.

We believe Mr. Carano’s technical engineering background and experience advising growth-oriented technology companies as a venture capital investor, coupled with his experience as a director of numerous public and private companies, qualifies him to serve on our board.
2001
Raymond Link has served as a member of our board of directors since December 2010, as a member of our compensation committee since December 2011 and as a member of our audit committee since December 2010. From July 2005 to April 2015, Mr. Link served as chief financial officer of FEI Company, a leading supplier of scientific and analytical instruments for nanoscale imaging. Prior to FEI, from July 2001 to June 2005 Mr. Link was the chief financial officer of TriQuint Semiconductor, Inc., a manufacturer of electronic signal processing components for wireless communications which he joined in 2001 as a result of TriQuint's merger with Sawtek, Inc., where he was the chief financial officer. Mr. Link served on the board of directors of Electro Scientific Industries, Inc., a supplier of laser-based solutions for the microelectronics industry, from August 2015 until the completion of its acquisition by MKS Instruments in February 2019, Cascade Microtech from January 2005 until its acquisition by FormFactor in June 2016, and currently serves on the board of directors of FormFactor, Inc., a leading provider of test and measurement solutions for the semiconductor industry. Mr. Link received a B.S. in business administration from the State University of New York at Buffalo and an M.B.A. from the Wharton School at the University of Pennsylvania, is a licensed Certified Public Accountant and a fellow with the National Association of Corporate Directors.

We believe Mr. Link’s financial and accounting expertise, including his service as a chief financial officer and extensive experience as a public company director, qualifies him to serve on our board.
2010
Geoffrey Moore has served as a member of our board of directors since September 2012, as a member of our audit committee since April 2019, and as a member of our compensation committee since December 2012. Since 1992, Dr. Moore has served as managing director of Geoffrey Moore Consulting. He is an author, strategic advisor, market development consultant, and organizational design specialist. He also serves as chairman emeritus of TCG Advisors LLC, where he was a managing director from May 2003 until June 2011, as well as Chasm Institute and Chasm Group, management consulting firms he co-founded, since 2011. Dr. Moore has been a venture partner at Mohr Davidow Ventures since February 1998 and serves as an advisor to many of its portfolio companies. From October 2006 until May 2015, Dr. Moore served on the board of directors of Akamai Technologies, Inc., a leading content delivery network and cloud services provider. Dr. Moore received a B.A. in literature from Stanford University and a Ph.D. in literature from the University of Washington.

We believe Dr. Moore’s experience as a strategic advisor, market development consultant, and organizational design consultant, as well as his public company board experience, qualifies him to serve on our board.
2012

Continuing Directors	Director Since
Scott Keeney, one of our co-founders, has served as our president, chief executive officer and as a member of our board of directors since July 2000 and as chairman of our board of directors since February 2018. Prior to joining us, from 1998 to 2000, Mr. Keeney served as chief executive officer for Aculight Corporation, a laser company acquired by Lockheed Martin Corporation in 2008. Prior to that, he served as a consultant for McKinsey & Company, a consulting firm, from 1993 to 1998. Mr. Keeney received a B.A. in economics from the University of Washington and an M.B.A. from Harvard Business School.
We believe Mr. Keeney’s perspective, experience and institutional knowledge as our co-founder, president and chief executive officer qualify him to serve as director.
2000
Douglas Carlisle has served as a member of our board of directors since April 2001, as a member of our audit committee since February 2005 and as a member of our nominating and governance committee since February 2018. Mr. Carlisle has been a general partner and managing director of Menlo Ventures, a venture capital firm investing primarily in engineering and technology based early-stage growth companies, since September 1984. Prior to that, from 1982 to September 1984, Mr. Carlisle was an associate at Menlo Ventures. Mr. Carlisle currently serves on the boards of directors of numerous private companies. Mr. Carlisle received a B.S. in electrical engineering from the University of California, Berkeley and a J.D. and an M.B.A. from Stanford University.

We believe Mr. Carlisle’s experience advising growth-oriented technology companies as a venture capital investor, coupled with his experience as a director of various companies, qualifies him to serve on our board.
2001
Bill Gossman has served as a member of our board of directors since May 2016, as a member of our compensation committee from May 2016 to February 2018, as a member of our technology and security compliance committee from May 2016 to September 2019, as a member of our audit committee from February 2018 to April 2019, and served as our acting chief financial officer from April 2001 to July 2001. Mr. Gossman has been a venture partner at Mohr Davidow Ventures since April 2009, when he rejoined the firm after serving from January 2001 to March 2003. In his capacity with Mohr Davidow, he has served on the boards of directors or as chief executive officer of several of its portfolio companies, including HealthTap since May 2018, Marble Security, Inc. from May 2011 to July 2014 and AudienceScience, Inc., where he served as chief executive officer from 2003 to 2007, and again, at the company's request, from June 2016 until June 2017. AudienceScience entered into receivership and began to wind up its operations in June 2017. Prior to Mohr Davidow, Mr. Gossman founded and served as the chief operating officer and chief financial officer for @mobile, a wireless networking company, until its sale to Openwave in 2000. Prior to @mobile, Mr. Gossman served as vice president, strategic planning and international marketing with AT&T Custom Electronic Systems, and in a variety of engineering and management positions with Northrop Corporation and Hughes Aircraft Company. Mr. Gossman received a B.S. in engineering from Cornell University, an M.S. in engineering from the Massachusetts Institute of Technology and an M.B.A. from the University of Maryland.
We believe Mr. Gossman’s extensive senior management and business experience in venture capital, and as a founder, director and chief executive officer of numerous companies, qualifies him to serve on our board.
2016

Gary Locke has served as a member of our board of directors since August 2017 and as a member of our nominating and governance committee since February 2018. Since 2014, Mr. Locke has been the chairman of Locke Global Strategies LLC, through which he provides strategic advice and consulting services to businesses in the United States and China. From 2011 until 2014, Mr. Locke, served as the United States Ambassador to China. Mr. Locke was the United States Secretary of Commerce from 2009 to 2011. Prior to that, Mr. Locke served two consecutive terms as Governor of the State of Washington from 1997 to 2005. Mr. Locke currently serves on the boards of directors of AMC Entertainment Holdings, Inc., an American movie theater chain, and Fortinet, Inc., a provider of unified threat management solutions. Mr. Locke received a B.A. in political science from Yale University and a J.D. from Boston University.

We believe Mr. Locke’s extensive leadership, executive experience and global business perspective from his roles as the Governor of Washington, Secretary of Commerce and United States Ambassador to China qualify him to serve on our board.
2017

Director Independence
Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company's board of directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and governance committees must be independent. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Our board of directors considered relationships and all other facts and circumstances deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.
Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined the following:

Directors	Status
Scott Keeney	Not Independent
Bandel Carano	Independent
Douglas Carlisle	Independent
Bill Gossman	Not Independent
Raymond Link	Independent
Gary Locke	Independent
Geoffrey Moore	Independent
Board Leadership Structure

Scott Keeney, our president and chief executive officer, is also the chairman of our board of directors. Our board of directors has determined that having our principal executive officer also serve as the chairman of our board of directors, along with having a lead independent director, provides us with optimally effective leadership and is in the best interests of our company and stockholders. Mr. Keeney founded and has led our company since its inception. Our board of directors believes that Mr. Keeney's strategic vision for our business, his in-depth knowledge of our products, the laser industry and his experience serving as our president and chief executive officer since our inception make him well qualified to serve as chairman of our board.

The role given to the lead independent director helps ensure a strong independent and active board of directors. Our board of directors has appointed Raymond Link to serve as our lead independent director. As lead independent director, Mr. Link presides over periodic meetings of our independent directors, serves as a liaison between the chairperson of our board of directors and the independent directors and perform such additional duties as our board of directors may otherwise determine and delegate.
Executive Sessions of Non-Employee Directors
In order to encourage and enhance communication among non-employee directors, and as required under the applicable rules of the Nasdaq Stock Market, our corporate governance guidelines provide that the non-employee directors of our board of directors will meet in executive sessions without management directors or Company management present on a periodic basis, but no less than twice a year.
Board and Committee Meetings
During 2019, our board of directors held seven meetings (including regularly scheduled and special meetings), and other than Mr. Locke, no director attended less than 75% of the aggregate of (1) the total number of meetings of our board of directors held during the period for which he has been a director and (2) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served. Mr. Locke attended 73% of the aggregate of such meetings.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage our directors to attend. Three of our directors who served at the time of the prior year's annual meeting of stockholders attended such meeting.

Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Until September 10, 2019, our board of directors also had a technology security compliance committee comprised of Mr. Carano (chair) and Mr. Gossman. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.

Directors	Audit	Compensation	Nominating and Corporate Governance
Scott Keeney
Bandel Carano
Douglas Carlisle	✓		✓
Bill Gossman
Raymond Link	Chair	✓
Gary Locke			Chair
Geoffrey Moore	✓	Chair
Audit Committee
The members of our audit committee are Raymond Link, Douglas Carlisle and Geoffrey Moore. Our board of directors determined that each of Messrs. Link, Carlisle and Moore satisfy the independence standards for audit committee members established by applicable SEC rules and the rules of the Nasdaq Stock Market. Each member of our audit committee meets the financial sophistication requirements of the Nasdaq Stock Market. Our audit committee chairman, Raymond Link, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee:

•	approves the hiring, discharging and compensation of our independent registered public accounting firm;

•	pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm;

•	supervises and evaluates the work of our independent registered public accounting firm;

•	evaluates the independence of our independent registered public accounting firm;

•	reviews and discusses our annual and quarterly financial statements and related disclosures with management and with our independent registered public accounting firm;

•	prepares an audit committee report to be included in our annual proxy statement;

•
reviews and discusses with management, our internal auditor and our independent registered public accounting firm the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	establishes policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	reviews and discusses major financial risks and steps to monitor and control those risks with management and our independent registered public accounting firm;

•	reviews our related party transaction policies and oversees all transactions, as required by law; and

•	reviews and monitors compliance with our code of business conduct and ethics with regard to potential and actual conflicts of interest.
Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Market. A copy of the charter of our audit committee is available on our website at http://investors.nlight.net/IR. During our fiscal year ended December 31, 2019, our audit committee held five meetings.
Compensation Committee
The members of our compensation committee are Geoffrey Moore and Raymond Link. Geoffrey Moore is the chairman of our compensation committee. Our board of directors determined that each member of our compensation committee satisfies the independence standards for compensation committee members established by applicable SEC rules and the rules of the Nasdaq Stock Market and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation committee oversees our compensation policies, plans and benefits programs. The compensation committee:

•	sets compensation for our executive officers;

•	oversees compensation plans and programs for our officers and employees; and

•	reviews and discusses with management our compliance and governance procedures, including our reporting obligations to the SEC and our stockholders.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Market. A copy of the charter of our compensation committee is available on our website at http://investors.nlight.net/IR. During our fiscal year ended December 31, 2019, our compensation committee held eight meetings.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Gary Locke and Douglas Carlisle. Gary Locke is the chairman of our nominating and corporate governance committee. Our board of directors determined that each member of our nominating and corporate governance committee satisfies the independence standards for nominating and corporate governance committee members established by applicable SEC rules and the rules of the Nasdaq Stock Market. Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and corporate governance committee:

•	oversees our board composition, evaluation and nominating activities;

•	annually reviews the structure and composition of each of our board committees and makes recommendations to the board, as necessary; and

•	oversees our corporate governance policies.

The nominating and corporate governance committee may engage consultants or third-party search firms to assist it in identifying and evaluating potential director nominees, and is working with third-party search firms to help identify director prospects, perform candidate outreach, assist in reference checks and provide other related services. Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq Global Market. A copy of the charter of our nominating and corporate governance committee is available on our website at http://investors.nlight.net/IR. During our fiscal year ended December 31, 2019, our nominating and corporate governance committee held four meetings.
Technology Security Compliance Committee

Until September 10, 2019, our board of directors had a technology security compliance committee comprised of Bandel Carano, as chairman, and Bill Gossman. The purpose of the technology security compliance committee was to oversee:

•	our export compliance functions;

•	protection of our intellectual property and trade secrets;

•	protection of our information technology systems and data; and

•
our internal controls applicable to our business activities which involve matters that have been classified for purposes of national security by an agency or instrumentality of a government customer, if any.

During our fiscal year ended December 31, 2019, our technology security compliance committee held one meeting. Effective September 10, 2019, our board of directors reallocated oversight of the areas overseen by the technology security compliance committee to the full board, due to the importance of these areas.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee are Geoffrey Moore and Raymond Link. None of the members of our compensation committee is an officer or employee of us. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee. See “Certain Relationships and Related Party Transactions” for additional information.

Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, other commitments and the like. Other than the foregoing, there are no stated minimum criteria for director nominees.
Our board of directors believes that our board should be a diverse body and is committed specifically to achieving gender diversity. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors amended our corporate governance guidelines, effective January 31, 2020, to update and clarify the responsibilities of the nominating and corporate governance committee related to director candidate identification and selection. Those guidelines explicitly provide that the nominating and corporate governance committee may consider diversity, with respect to professional background, education, race, ethnicity, gender, age and geography, as one factor in assessing director candidate qualifications. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. See “Enhancing Director Diversity” below for additional information.
Our nominating and corporate governance committee evaluates additional director candidates from time to time using the criteria discussed above to identify qualified candidates. When qualified candidates are identified, we may appoint such candidates to vacancies on our board of directors separate from the election of directors by our stockholders at our annual meetings. Any vacancies on the board of directors occurring between our annual meetings of stockholders may be filled by persons selected by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so elected will serve for the remaining term of the class of directors in which the vacancy occurred.
Stockholder Recommendations for Nominations to the Board of Directors
The nominating and corporate governance committee will consider candidates for directors recommended by stockholders so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws, and the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experiences, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our corporate secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.
A stockholder of record can nominate a candidate directly for election to the board of directors by complying with the procedures in Section 2.4(ii) of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to nLIGHT, Inc., Attention: Corporate Secretary, 5408 NE 88th Street, Building E, Vancouver, Washington 98665. We must receive the notice no earlier than February 5, 2021, and no later than March 7, 2021. The notice must state the information required by Section 2.4(ii)(b) of our bylaws and otherwise must comply with applicable federal and state law.
Communications with the Board of Directors
The board of directors believes that management speaks for our company. Individual directors may, from time to time, meet or otherwise communicate with various constituencies that are involved with our company, but it is expected that directors would do this with knowledge of management and, in most instances, only at the request of management.
In cases where stockholders wish to communicate directly with the non-management directors, messages can be sent by mail to the attention of the corporate secretary of nLIGHT, Inc., 5408 NE 88th Street, Building E, Vancouver, Washington 98665. We will forward such communications, as appropriate, to the appropriate member(s) of the board of directors or, if none is specified, to the Chairperson or Lead Independent Director, as applicable.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website, http://investors.nlight.net/IR/corporate-governance. The information on, or that can be accessed through, our website is not part of this filing. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Environmental, Social, and Governance Considerations

We are committed to implementing environmentally and socially responsible business practices and sound governance practices, which we believe can provide significant long-term business advantages. As our board of directors and management continue to evaluate further environmental, social and governance (“ESG”) enhancements, we have already taken, or are in the process of taking, the following ESG-related initiatives.

Environmental Practices

We incorporate health, safety, and environmental considerations into all aspects of our business, including product design, manufacturing, and customer use. We are focused on compliance with all applicable government regulations and standards, a safe and healthy workplace, and a responsible environmental footprint. We have developed and maintain health, safety, and environmental management systems, and we have obtained ISO 9001:2015 certification for each of our manufacturing facilities.

Social Practices

We are committed to providing a safe, secure, and productive environment for our employees and others. We are an equal opportunity employer, and we believe that a diverse workforce made up of people with different ideas, strengths, interests and cultural backgrounds drives employee and business success. We support freedom of expression, assembly, and movement for our personnel.

We also seek to benefit the communities in which we operate. Through our nConnect program in Vancouver, Washington, our employees are encouraged to serve as mentors to local high school students taking rigorous math and science courses. The nConnect program is guided by three core beliefs. First, we believe more rigorous courses are requisite in high school if U.S. students are to be competitive in the global economy. Second, we believe all students should have the opportunity to succeed in rigorous courses - not just the privileged. Third, we believe mentors can play a significant role in education to both help many more students succeed in challenging courses and also support teachers.

Governance Practices

Our board of directors approaches governance in a strategic and thoughtful manner, taking into consideration multiple perspectives, including those of our nominating and corporate governance committee, our individual directors, our stockholders, our employees, various experts and other stakeholders. Recently enacted and planned governance enhancements include the following:

•
Equity Ownership Guidelines. On November 1, 2019, our board of directors adopted equity ownership guidelines applicable to our non-employee directors who receive compensation pursuant to our outside director compensation policy and our executive officers. The guidelines allow for a compliance period, which in each case is the fifth anniversary of the later of the effective date of the guidelines or the date the applicable director or executive officer becomes a director or executive officer. The guidelines will require non-employee directors to hold equity interests in our company with an aggregate value equal to three times the annual cash retainer for board service. Our chief executive officer will be required to hold equity interests in our company with an aggregate value equal to three times annual salary. Other executive officers will be required to hold equity interests in our company with an aggregate value equal to such executive officer’s annual salary. For purposes of satisfying the equity ownership guidelines, equity interests only include issued shares of our common stock: (1) directly owned by a director or executive officer or his or her immediate family members residing in the same household; (2) beneficially owned by director or executive officer, but held in trust, limited partnerships, or similar entities for the sole benefit of the director or executive officer or his or her immediate family members residing in the same household; and (3) held in retirement or deferred compensation accounts for the benefit of a director or executive officer or his or her immediate family members residing in the same household.

•
Compensation Recoupment Policy. On January 31, 2020, our board of directors adopted a compensation recoupment policy applicable to our executive officers. Pursuant to the compensation recoupment policy, if we are required to prepare an accounting restatement due to our material noncompliance, as a result of an executive officer’s misconduct or grossly negligent conduct, with any financial reporting requirement under applicable securities laws, our board of directors (or a designated committee of members thereof) shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the company of the amount of any incentive compensation (whether cash- or equity-based) that such executive officer received during the three fiscal years preceding the year such restatement is determined to be required, to the extent that such incentive-based compensation exceeds what such officer would have received based on an applicable restatement performance measure or target. In addition, we will reduce, cancel, or otherwise recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued thereunder.

•
Sunset of Classified Board Structure. Our board of directors is currently divided into three staggered classes of directors. At the time of our initial public offering, our board of directors assessed this classified board structure and determined that it was appropriate for our company. As we mature as a public company, our board of directors intends to remove the classified board structure from our amended and restated certificate of incorporation effective immediately prior to the election of directors at the 2023 annual meeting of stockholders, subject to stockholder approval, such that all directors would stand for election annually beginning with the 2023 annual meeting of stockholders.

•
Supermajority Voting Requirements. We are aware that proxy advisory firms and certain institutional investors disfavor certain anti-takeover provisions for mature public companies, including supermajority voting thresholds to amend governing documents. Our amended and restated certificate of incorporation and our amended and restated bylaws, which were adopted in connection with our initial public offering in April 2018, each require the vote of at least sixty-six and two-thirds percent (66-2/3%) of the total voting power of our outstanding voting securities to approve an amendment to such governing document. Our board of directors and nominating and corporate governance committee continue to review and assess our corporate governance practices in light of our business and growth prospects as a relatively new public company and believe the supermajority voting thresholds remain appropriate at this time. Our board of directors and nominating and corporate governance committee intend to review and reassess the supermajority voting thresholds and other anti-takeover provisions in our governing documents on an ongoing basis.

•
Enhancing Director Diversity. On January 31, 2020, our board of directors amended our corporate governance guidelines to update and clarify the responsibilities of the nominating and corporate governance committee related to director candidate identification and selection. The amended corporate governance guidelines now explicitly provide that the nominating and corporate governance committee may consider diversity, with respect to professional background, education, race, ethnicity, gender, age and geography, as one factor in assessing director candidate qualifications. In addition, our board of directors is committed to appointing at least one female director in the near term. Our nominating and corporate governance committee has identified specific director candidates and is engaged in ongoing discussions.

Risk Management
The board of directors plays an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including the technology, data and national security risks formerly overseen by our technology security compliance committee. The audit committee is responsible for the initial review and oversight of risk assessment and risk management for the company, as well as overseeing the management of risks relating to accounting matters, financial reporting and potential conflicts of interest. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through discussions from committee members about such risks. The board of directors believes its administration of its risk oversight function has not affected the board of directors’ leadership structure.
Outside Director Compensation Policy

The compensation committee previously retained Compensia, Inc., or Compensia, to provide recommendations on director compensation based on an analysis of market data compiled from certain public technology companies. Based on the recommendation of Compensia, our board of directors approved certain compensation to our non-employee directors under our Outside Director Compensation Policy, which was adopted by our board of directors in connection with our initial public offering. Our board of directors recently reviewed the Outside Director Compensation Policy and approved increases in annual fees. However, in light of the ongoing COVID-19 pandemic, our board of directors resolved to nullify that fee increase before it took effect. The Outside Director Compensation Policy provides for the following cash compensation program for non-employee directors:

Amount
Annual Fees for Board
Board member	$15,000
Annual Fees for Lead Independent Director
Lead independent director	$5,000
Annual Fees for Audit Committee
Chair of the audit committee	$5,000
Member of the audit committee	$2,000
Annual Fees for Compensation Committee
Chair of the compensation committee	$5,000
Member of the compensation committee	$1,500
Annual Fees for Nominating and Corporate Governance Committee
Chair of the nominating and corporate governance committee	$2,000
Member of the nominating and corporate governance committee	$1,000
Annual Fees for Technology Security Compliance Committee (1)
Chair of the technology security compliance committee	$2,000
Member of the technology security compliance committee	$2,000

(1)
Effective September 10, 2019, our board of directors reallocated oversight of the areas overseen by the technology security compliance committee to the full board, due to the importance of these areas.

In addition to the cash compensation structure described above, our Outside Director Compensation Policy provides for the following equity incentive compensation program for non-employee directors.

Election to Receive RSUs in lieu of Cash Retainers. Subject to the limits under our 2018 Plan, each non-employee director may elect to convert his or her annual cash compensation under the non-employee director policy into an award of RSUs under our 2018 Plan. If the non-employee director makes this election in a timely manner in accordance with the policy, each such award of RSUs automatically will be granted on the first trading day after January 1 of the calendar year for which the election applies and have a value (as defined in the policy) equal to the aggregate amount of such annual cash compensation, rounded down to the nearest whole share. Each such award of RSUs will vest as to 100% of the award on the last date of the calendar year in which the date of grant of the award occurs, in each case, subject to the non-employee director's continued service with us through the applicable vesting date.
Initial Award. Subject to the limits in the 2018 Plan, each person who first becomes a non-employee director is expected to receive an initial award of RSUs, or the initial award, covering a number of shares of our common stock having a value (determined in accordance with the policy) equal to $120,000 (or a lesser amount determined by our board of directors in its sole discretion before the grant date), which grant is expected to be effective on the first trading date on which such person first becomes a non-employee director, whether through election by the stockholders of the Company or appointment by the board of directors to fill a vacancy; provided, however, that the number of shares covered by an initial award will be rounded down to the nearest whole share. Each initial award is expected to vest one-third on each of the first three anniversaries of the date the initial award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.
Annual Award. Subject to the limits in the 2018 Plan, each non-employee director is expected to automatically receive, on the date of each annual meeting of the Company's stockholders, an annual award of RSUs, each of which we refer to as an annual award, covering a number of shares of our common stock having a value (determined in accordance with the policy) of $40,000, rounded down to the nearest whole share; provided that, for any annual award scheduled to be granted on the date of an annual meeting, any non-employee director who is not continuing as a director following the applicable annual meeting will not receive an annual award with respect to such annual meeting. Each annual award will vest on the earlier of (i) the one-year anniversary of the date the annual award is granted or (ii) the day prior to the date of the next annual meeting following the date the annual award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.
Under our director compensation policy, no non-employee directors may be paid, issued or granted, in any fiscal year, cash compensation with an aggregate value greater than $150,000 and equity compensation with an aggregate value greater than $300,000 (with the value of each award determined in accordance with the policy). Any cash compensation paid or equity awards granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count against this limitation.
We have a practice of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board or committee meetings. We encourage directors to participate in continuing education pertinent to their service on our board, and we reimburse directors for such expenses up to an annual limit of $2,000.

In addition, our non-employee directors are subject to equity ownership guidelines to equity ownership guidelines described in the “Environmental, Social, and Governance Considerations-Governance Practices.”

Director Compensation for Fiscal Year 2019
The following table sets forth information concerning the compensation paid or accrued for services rendered to us by non-employee members of the board of directors for the year ended December 31, 2019. Mr. Keeney, our president, chief executive officer and director, did not receive any additional compensation for his service as a director. Compensation paid or accrued for services rendered to us by Mr. Keeney in his role as chief executive officer is set forth in the section titled “Executive Compensation.”

Name	Fees Earned or Paid in Cash($)(1)		Stock Awards($) (2)	All Other Compensation($)	Total ($)
Bandel Carano	16,397		40,000	—	56,397
Douglas Carlisle	18,000	(3)	40,000	—	58,000
Bill Gossman	19,000	(3)	40,000		59,000
Raymond Link	26,500		40,000	—	66,500
Gary Locke	17,000	(3)	40,000	—	57,000
Geoffrey Moore	20,000	(3)	40,000	—	60,000
David Osborne (4)	6,552		—	—	6,552

(1)	Amounts reported represent the aggregate annual board, lead independent director, committee chairman and committee membership retainers earned by each non-management director in 2019.

(2)
The amounts reported represent the aggregate grant-date fair value of awards of restricted stock units (“RSUs”) granted to the director in 2019, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the RSUs reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 9, 2020.

(3)	Represents RSUs received in lieu of cash. These RSUs became fully vested on December 31, 2019.

(4)	Mr. Osborne served as a director until June 7, 2019.

The table below shows the aggregate number of stock options and RSUs outstanding for each of our non-employee directors as of December 31, 2019:

Name	Shares Subject to Options	Restricted Stock Units
Bandel Carano	—	2,095
Douglas Carlisle	—	2,095
Bill Gossman	72,313	2,095
Raymond Link	26,700	2,095
Gary Locke	69,725	2,095
Geoffrey Moore	77,590	2,095

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our board of directors is currently comprised of seven members. In accordance with our certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for three-year terms to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, each of Bandel Carano, Raymond Link, and Geoffrey Moore as nominees for election as Class II directors at the Annual Meeting. If elected, each of Messrs. Carano, Link, and Moore will serve as a Class II director until our 2023 annual meeting of stockholders and until his successor is duly elected and qualified. Each nominee is currently a director of our company. For information concerning each nominee, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Carano, Link and Moore. We expect that each director nominee will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed KPMG LLP (“KPMG”), independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending December 31, 2020. During our fiscal year ended December 31, 2019, KPMG served as our independent registered public accounting firm.
Notwithstanding the appointment of KPMG and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Our audit committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will attend the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of KPMG, our audit committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by KPMG for the fiscal years ended December 31, 2019 and 2018 (in thousands):

	2019	2018
Audit fees(1)	$805	$877
Audit-related fees(2)	17	32
Tax fees(3)	73	265
All other fees(4)	2	2
Total fees	$897	$1,176

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements and our public offerings.

(2)
Audit-related fees in 2019 and 2018 consist of professional services related to the implementation of procedures required under the Sarbanes-Oxley Act of 2002 and new accounting standards, respectively.

(3)	Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.

(4)	All other fees include any fees billed that are not audit or audit-related. In 2019 and 2018, these fees related to accounting research software.

Auditor Independence

Pursuant to its charter and the policy described further below, our audit committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, KPMG. Our audit committee has determined that the rendering of non-audit services for tax compliance is compatible with maintaining the independence of KPMG.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The charter of the audit committee provides for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG. The chairperson of the audit committee, or a member of the audit committee delegated by the chairperson of the audit committee, may pre-approve all audit and permissible non-audit and tax services that may be provided by our independent registered public accounting firm, as long as this pre-approval is reported to the full audit committee at its scheduled meetings.
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

REPORT OF THE AUDIT COMMITTEE
The audit committee is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of KPMG, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the audit committee’s written charter. KPMG reports directly to the audit committee. The audit committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. KPMG is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•
received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG the independence of KPMG.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit committee of the board of directors:
Raymond Link (Chair)
Douglas Carlisle
Geoffrey Moore
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 21, 2020. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Scott Keeney	55	President, Chief Executive Officer and Chairman of the Board
Ran Bareket	53	Chief Financial Officer
Robert Martinsen	58	Chief Technology Officer
Scott Keeney. See “Board of Directors and Corporate Governance – Continuing Directors” for Mr. Keeney’s biographical information.
Ran Bareket has served as our chief financial officer since January 2018. Previously, from July 2015 to January 2018, Mr. Bareket served as corporate vice president and chief financial officer for Orbotech Ltd., a publicly-traded company. Prior to that, he served as vice president, finance and operations for the printed circuit boards division of Orbotech from July 2014 to June 2015. Before joining Orbotech, Mr. Bareket served as vice president and chief financial officer of IVC Industries, Inc., a manufacturer of nutritional supplements and non-pharmaceutical drug products from January 2012 to June 2014. From January 2000 to December 2011, he held various finance positions at Kulicke & Soffa Industries, Inc., a global designer and manufacturer of semiconductor, LED and electronic assembly equipment, including corporate vice president and principal accounting officer. Mr. Bareket is a Certified Public Accountant. Mr. Bareket received a B.A. in accounting and management from the Tel Aviv Management College and an M.B.A from Pennsylvania State University.
Robert Martinsen has served as our chief technology officer since September 2013. Previously, from October 2004 to September 2013, Mr. Martinsen served as our vice president, product engineering. Prior to joining us, from February 2002 to September 2004, Mr. Martinsen served as director, product development for the semiconductor business unit of Coherent, Inc., a publicly-traded laser company. Prior to that, he served as director, product design at Novalux LED Ltd., a laser systems company, from July 2000 to February 2002. Mr. Martinsen received a B.E. in marine engineering from the State University of New York Maritime College, an M.E. in mechanical engineering and in aerospace engineering from the University of Virginia and a S.M. in ocean engineering and a minor in electrical engineering from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
The formal evaluation of the chief executive officer and the other executive officers is made in the context of annual compensation review by the compensation committee, which may include appropriate input from other members of the board of directors. The chief executive officer’s compensation is recommended by the compensation committee for approval by the full board of directors. The compensation committee’s evaluation is based on objective criteria, including performance of the individual, performance of the business, and accomplishment of long-term strategic objectives and annual operating plan performance in accordance with the principles and criteria established by the compensation committee. The evaluation of the compensation of executive officers other than the chief executive officer is done in consultation with the chief executive officer.
The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2019, the compensation committee retained Radford Associates, a unit of Aon Hewitt (“Radford”), a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Radford to provide information based on an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of providing compensation to our executive officers that is competitive and fair.
Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2019 and 2018. We refer to these persons as our “named executive officers” elsewhere in this proxy statement. The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(3)	Non-equity Incentive Plan Compensation($)(4)	All Other Compensation($)(5)	Total($)
Scott Keeney	2019	393,654	10,127	2,365,680	—	342,462	774	3,112,697
President and Chief Executive Officer	2018	350,277	—	2,229,000	—	214,583	414	2,794,274
Ran Bareket	2019	255,769	75,000	1,618,934	—	139,615	414	2,089,732
Chief Financial Officer	2018	247,115	60,000	1,114,500	1,040,000	115,625	51,394	2,628,634
Robert Martinsen	2019	234,998	—	661,394	—	71,554	774	968,720
Chief Technology Officer	2018	225,423	—	928,750	—	61,447	774	1,216,394

(1)
The amounts disclosed in this column represent the following: (1) a one-time discretionary bonus to Mr.Keeney, paid to him to compensate him for the delay of his annual base salary increase in 2019 as compared to the rest of the executive team, and (2) a signing bonus and incentive payment to Mr. Bareket for continued service as our Chief Financial Officer through June 2019 pursuant to the terms of his offer letter. Mr. Bareket became our Chief Financial Officer in January 2018.

(2)
The amounts reported in the Stock Awards column represent the aggregate grant date fair value of time-based restricted stock awards (“RSAs”) and performance-based RSAs granted under our 2018 Plan to each of our named executive officers calculated in accordance with FASB ASC Topic 718. For 2019, the amounts reported in the Stock Awards column also represent a modification expense we recognized in 2019 with respect to certain amendments to the performance goals for the 2018 performance-based RSAs. For a more detailed discussion of these amendments, see the table below entitled “Outstanding Equity Awards at December 31, 2019.” The grant date fair value of time-based RSAs is determined using the fair value of our common stock on the date of grant. The grant date fair value of performance-based RSAs is calculated based on the fair value of our common stock on the date of grant and probable outcome of the performance measures for applicable performance period as of the date on which the performance-based RSAs are granted. This estimated fair value for performance-based RSAs is the same as the maximum value of performance-based RSAs set forth below. These amounts do not necessarily correspond to the actual value recognized by our named executive officers. For a discussion of valuation assumptions, see the notes to our audited financial statements included in our Annual Report on Form 10-K. The performance-based RSAs granted to our named executive officers in 2019 are not reflected in the Stock Awards column above because the performance goals for those awards have not been established as of December 31, 2019, and therefore there is no value for financial accounting purposes with respect to those awards in 2019. The value of these awards will be reflected in the Stock Award column in a future year proxy statement when the performance metrics are established for these awards. The target number of shares subject to each 2019 performance-based RSA granted to our named executive officers is: 60,000 (Mr. Keeney), 26,667 (Mr. Bareket), and 16,667 (Mr. Martinsen).

(3)
The amounts disclosed in this column represent the aggregate grant date fair value of the award as calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option pricing model without regard to estimated forfeitures. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards. For a discussion of valuation assumptions, see the notes to our financial statements included in our Annual Report on Form 10-K.

(4)
The amounts disclosed in this column for 2018 represent bonuses earned and payable upon the achievement of corporate objectives, part of which were paid in 2019. The amounts reported for 2019 represent bonuses earned and payable upon the achievement of corporate objectives, part of which were paid in 2020. For more information please see the section titled “Non-Equity Incentive Plan Compensation” below.

(5)
These amounts disclosed in this column represent for each named executive officer, company-paid premiums for such named executive officer’s life insurance in 2019 and 2018. The amount disclosed for Mr. Bareket for 2018 represents $380 for Company-paid life insurance premiums, $38,731 of reimbursed moving expenses, and $12,283 for the tax gross-up of the reimbursed expenses.

Non-Equity Incentive Plan Compensation

2019 Fiscal Year

Each of our named executive officers was awarded an annual cash bonus for 2019 based on attainment of corporate objectives for the first half and second half of 2019. Each of the first and second half 2019 target bonus amounts (expressed as a percentage of one half of the executive's base salary) for each named executive officer and other key employees, along with the related 2019 corporate objectives, were approved by our compensation committee of our board of directors for the first half and second half of 2019. Each of the first half and second half of 2019 corporate objectives were comprised of weighted goals with regard to sales, product and financial objectives.

In August 2019 and January 2020, the compensation committee of our board of directors assessed the achievement against the applicable first half and second half 2019 corporate objectives, respectively, determined that 80% and 94% of the performance objectives had been achieved in the first half and second half of 2019, respectively, and approved a bonus in the amount of 80% and 94% of the respective target bonus amount for the first and second half of 2019, respectively. The amounts in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” are based on the bonuses awarded under the above-described bonus program.
2018 Fiscal Year
Each of our named executive officers was awarded an annual cash bonus for 2018 based on attainment of corporate objectives for the first half and second half of 2018. Each of the first and second half 2018 target bonus amounts (expressed as a percentage of one half of the executive's base salary) for each named executive officer and other key employees, along with the related 2018 corporate objectives, were approved by our compensation committee of our board of directors for the first half and second half of 2018. Each of the first half and second half of 2018 corporate objectives were comprised of weighted goals with regard to sales, product and financial objectives.
In August 2018 and January 2019, the compensation committee of our board of directors assessed the achievement against the applicable first half and second half 2018 corporate objectives, respectively, determined that 125% and 50% of the performance objectives had been achieved in the first half and second half of 2018, respectively, and approved a bonus in the amount of 125% and 50% of the respective target bonus amount for the first and second half of 2018, respectively. The amounts in the Summary Compensation

Table under the column “Non-Equity Incentive Plan Compensation” are based on the bonuses awarded under the above-described bonus program.
Employment Arrangements
Below is a summary of the employment arrangements for our named executive officers. Each of our named executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.
Scott Keeney
We entered into an employment agreement with Mr. Keeney in March 2018. The employment agreement does not have a specific term and provides that Mr. Keeney is an at-will employee. From July 1, 2018 through June 1, 2019, Mr. Keeney's annual base salary was $385,000, and his annual target bonus opportunity was 100% of his base salary, with opportunities for over-achievement of up to 150% of Mr. Keeney's annual base salary. Effective June 2, 2019, Mr. Keeney’s annual base salary increased to $400,000, and his annual target bonus opportunity remained at 100% of his base salary, with opportunities for over-achievement of up to 150% of Mr. Keeney's annual base salary. Effective April 19, 2020 through October 17, 2020, Mr. Keeney’s effective annual base salary is reduced to $200,000. In connection with this salary reduction, Mr. Keeney was granted 9,742 RSUs. One-third of the RSUs vest on each of June 30, 2020, September 30, 2020, and December 31, 2020, subject to Mr. Keeney’s continued service through each such vesting date. Any 2020 bonus for Mr. Keeney will be based on his pre-April 19, 2020 annual base salary of $400,000.
Pursuant to the employment agreement with Mr. Keeney, if we terminate the employment of Mr. Keeney other than for death, “disability,” or “cause” (as such terms are defined in Mr. Keeney's employment agreement) outside of a change in control period (as defined below), and Mr. Keeney executes a waiver and release of claims in our favor that becomes effective and irrevocable within 60 days following his termination, Mr. Keeney will be entitled to (i) continuing payments of his base salary for a period of 12 months and (ii) premium payments to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 12 months, or taxable monthly payments of an equivalent amount for the same period. Mr. Keeney's then-outstanding equity awards will remain outstanding for three months or until the occurrence of a “change in control” (as defined in Mr. Keeney's employment agreement) (whichever is earlier) so that Mr. Keeney will be eligible to receive the vesting acceleration benefits described below to the extent applicable.
In addition, pursuant to the employment agreement with Mr. Keeney, if, within the period beginning three months prior to and ending 12 months following a “change in control” (as defined in Mr. Keeney's employment agreement) (such period referred to as the “change in control period”), the employment of Mr. Keeney is terminated other than for death, “disability,” or “cause” or Mr. Keeney resigns for “good reason” and Mr. Keeney executes a waiver and release of claims in our favor that becomes effective and irrevocable within 60 days following his termination, Mr. Keeney will be entitled to (i) a lump sum payment equal to 18 months of his base salary, (ii) premium payments to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 18 months, or taxable monthly payments of an equivalent amount for the same period, and (iii) 100% of the then-unvested shares subject to his outstanding equity awards will immediately become vested and exercisable (in the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels, unless the applicable equity award agreement provides otherwise).
Pursuant to the employment agreement, in the event of a “change in control” (as defined in our 2001 Plan), Mr. Keeney's outstanding equity awards granted prior to the effective date of his employment agreement will immediately become 100% vested and exercisable subject to him remaining a service provider with us through such date.
Ran Bareket

We entered into an employment agreement with Mr. Bareket in March 2018. The employment agreement does not have a specific term and provides that Mr. Bareket is an at-will employee. From July 1, 2018 through June 1, 2019, Mr. Bareket's annual base salary was $250,000. Effective June 2, 2019, Mr. Bareket's annual base salary increased to $260,000. Effective April 19, 2020 through October 17, 2020, Mr. Bareket’s effective annual base salary is reduced to $156,000. In connection with this salary reduction, Mr. Bareket was granted 5,066 RSUs. One-third of the RSUs vest on each of June 30, 2020, September 30, 2020, and December 31, 2020, subject to Mr. Bareket’s continued service through each such vesting date.

From July 1, 2018 through June 30, 2019, Mr. Bareket's annual target bonus opportunity was to 60% of his annual base salary, with opportunities for over-achievement of up to 90% of Mr. Bareket's annual base salary. Effective July 1, 2019, Mr. Bareket's annual target bonus opportunity increased to 65% of his annual base salary, with opportunities for over-achievement of up to 97.5% of Mr. Bareket's annual base salary. The 2019 bonus for Mr. Bareket reflected the 60% rate as it applied up to June 30, 2019, and the new rate after that date. Any 2020 bonus for Mr. Bareket will be based on his pre-April 19, 2020 annual base salary of $260,000.

Mr. Bareket received a signing bonus of $60,000 in January 2018 and a bonus of $75,000 in 2019 as a result of continued employment as our chief financial officer through June 2019.

Pursuant to the employment agreement with Mr. Bareket, if we terminate the employment of Mr. Bareket other than for death, “disability,” or “cause” (as such terms are defined in Mr. Bareket's employment agreement) outside the change in control period (as defined below), and Mr. Bareket executes a waiver and release of claims in our favor that becomes effective and irrevocable within 60 days following his termination, Mr. Bareket will be entitled to (i) continuing payments of his base salary for a period of six months and (ii) premium payments to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to six months, or taxable monthly payments of an equivalent amount for the same period. Mr. Bareket's then-outstanding equity awards will remain outstanding for three months or until the occurrence of a “change in control” (as defined in Mr. Bareket's employment agreement) (whichever is earlier) so that Mr. Bareket will be eligible to receive the vesting acceleration benefits described below to the extent applicable.
In addition, pursuant to the employment agreement with Mr. Bareket, if, within the period beginning three months prior to and ending 12 months following a “change in control” (as defined in Mr. Bareket's employment agreement) (such period referred to as the “change in control period”), the employment of Mr. Bareket is terminated other than for death, “disability,” or “cause” or Mr. Bareket resigns for “good reason” and Mr. Bareket executes a waiver and release of claims in our favor that becomes effective and irrevocable within 60 days following his termination, Mr. Bareket will be entitled to (i) a lump sum payment equal to 12 months of his base salary, (ii) premium payments to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 12 months, or taxable monthly payments of an equivalent amount for the same period, and (iii) 100% of the then-unvested shares subject to his outstanding equity awards will immediately become vested and exercisable (in the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels, unless the applicable equity award agreement provides otherwise).
Pursuant to the employment agreement, in the event of a “change in control” (as defined in our 2001 Plan), Mr. Bareket's outstanding equity awards granted prior to the effective date of his employment agreement will immediately become 100% vested and exercisable subject to him remaining a service provider with us.
Robert Martinsen
We entered into an employment agreement with Mr. Martinsen in March 2018. The employment agreement does not have a specific term and provides that Mr. Martinsen is an at-will employee. From July 1, 2018 through June 1, 2019, Mr. Martinsen’s base salary was $231,000, and his annual target bonus opportunity was 35% of his annual base salary, with opportunities for over-achievement of up to 52.5% of Mr. Martinsen’s annual base salary. Effective July 1, 2019, Mr. Martinsen's annual base salary increased to $237,930, and Mr. Martinsen's annual target bonus opportunity remained at 35% of his annual base salary, with opportunities for over-achievement of up to 52.5% of Mr. Martinsen's annual base salary. Effective April 19, 2020 through October 17, 2020, Mr. Martinsen’s effective annual base salary is reduced to $190,344. In connection with this salary reduction, Mr. Martinsen was granted 2,318 RSUs. One-third of the RSUs vest on each of June 30, 2020, September 30, 2020, and December 31, 2020, subject to Mr. Martinsen’s continued service through each such vesting date. Any 2020 bonus for Mr. Martinsen will be based on his pre-April 19, 2020 annual base salary of $237,930.
Pursuant to the employment agreement with Mr. Martinsen, if we terminate the employment of Mr. Martinsen other than for death, “disability,” or “cause” (as such terms are defined in Mr. Martinsen's employment agreement) outside the change in control period (as defined below), and Mr. Martinsen executes a waiver and release of claims in our favor that becomes effective and irrevocable within 60 days following his termination, Mr. Martinsen will be entitled to receive (i) continuing payments of his base salary for a period of six months and (ii) premium payments to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to six months, or taxable monthly payments of an equivalent amount for the same period. Mr. Martinsen's then-outstanding equity awards will remain outstanding for three months or until the occurrence of a “change in control” (as defined in Mr. Martinsen's employment agreement) (whichever is earlier) so that Mr. Martinsen will be eligible to receive the vesting acceleration benefits described below to the extent applicable.
In addition, pursuant to the employment agreement with Mr. Martinsen, if, within the period beginning three months prior to and ending 12 months following a “change in control” (as defined in Mr. Martinsen's employment agreement) (such period referred to as the “change in control period”), the employment of Mr. Martinsen is terminated other than for death, “disability,” or “cause” or Mr. Martinsen resigns for “good reason” and Mr. Martinsen executes a waiver and release of claims in our favor that becomes effective and irrevocable within 60 days following his termination, Mr. Martinsen will be entitled to (i) a lump sum payment equal to 12 months of his base salary, (ii) premium payments to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to 12 months, or taxable monthly payments of an equivalent amount for the same period, and (iii) 100% of the then-unvested shares subject to his outstanding equity awards will immediately become vested and exercisable (in the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels, unless the applicable equity award agreement provides otherwise).
Pursuant to the employment agreement, in the event of a “change in control” (as defined in our 2001 Plan), Mr. Martinsen's outstanding equity awards granted prior to the effective date of his employment agreement will immediately become 100% vested and exercisable subject to him remaining a service provider with us.

We do not provide, and have no obligation to provide, any of our named executive officers with a “gross-up” or other reimbursement payment for any tax liability he or she might owe because of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code of 1986, as amended (the “Code”). If any of the payments or benefits provided for under the employment agreements described above or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he would receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer.
Outstanding Equity Awards at December 31, 2019
The following table presents information concerning equity awards held by our named executive officers as of December 31, 2019.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price($)(2)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)(4)
Scott Keeney	392,945	(6)	—		0.75	02/26/2025	15,000	(15)	304,200	48,000	(17)	973,440
	60,000	(9)	—		0.75	02/26/2025	120,000	(16)	2,433,600	60,000	(18)	1,216,800
	95,000		5,000	(10)	0.75	04/18/2025
	450,000		50,000	(11)	0.75	06/27/2025
	32,500		17,500	(12)	1.10	07/01/2026
	200,000		200,000	(13)	1.45	06/02/2027

Ran Bareket	12,190		162,501	(14)	9.70	02/17/2028	7,500	(15)	152,100	24,000	(17)	486,720
							83,333	(16)	1,689,993	26,667	(18)	540,807

Robert Martinsen	49,878	(6)	—		0.75	02/26/2025	9,375	(15)	190,125	15,000	(17)	304,200
	21,500	(7)	—		0.75	02/26/2025	33,333	(16)	675,993	16,667	(18)	338,007
	22,000	(8)	—		0.75	02/26/2025
	18,500	(9)	—		0.75	02/26/2025
	30,500	(5)	—		0.75	04/18/2025
	36,500		2,000	(10)	0.75	04/18/2025
	32,500		4,000	(11)	0.75	06/27/2025
	11,500		7,000	(12)	1.10	07/01/2026
	18,500		20,000	(13)	1.45	06/02/2027

(1)	Each of the outstanding options to purchase shares of our common stock was granted pursuant to our 2001 Stock Option Plan, as amended.

(2)
This column represents the fair market value of a share of our common stock on the date of grant of the option (including options granted pursuant to our February 2015 stock option exchange program), in each case as determined by our board of directors.

(3)
The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of our common stock on the Nasdaq Stock Market on December 31, 2019, the last trading day of the year, which was $20.28 per share.

(4)
Market value was calculated by multiplying the target number of performance shares by the closing market price of our common stock on the Nasdaq Stock Market on December 31, 2019, the last trading day of the year, which was $20.28 per share.

(5)	This option became fully vested on February 23, 2016.

(6)	This option became fully vested on February 26, 2016.

(7)	This option became fully vested on February 26, 2018.

(8)	This option became fully vested on February 26, 2019.

(9)	This option became fully vested on May 26, 2019.

(10)
One-fifth of the shares subject to the option vested on March 6, 2016, and one-twentieth of the shares subject to the option vest in quarterly installments thereafter, subject to continued service with us through each such vesting date. In the event of a change in control, as defined in our 2001 Stock Option Plan, 100% of the then-outstanding shares subject to the option will become vested.

(11)
One-fifth of the shares subject to the option vested on June 9, 2016, and one-twentieth of the shares subject to the option vest in quarterly installments thereafter, subject to continued service with us through each such vesting date. In the event of a change in control, as defined in our 2001 Stock Option Plan, 100% of the then-outstanding shares subject to the option will become vested.

(12)
One-fifth of the shares subject to the option vested on July 1, 2017, and one-twentieth of the remaining shares subject to the option vest in quarterly installments thereafter subject to continued service with us through each such vesting date. In the event of a change in control, as defined in our 2001 Stock Option Plan, 100% of the then-outstanding shares subject to the option will become vested.

(13)
One-fifth of the shares subject to the option vested on June 1, 2018, and one-twentieth of the remaining shares subject to the option vest in quarterly installments thereafter subject to continued service with us through each such vesting date. In the event of a change in control, as defined in our 2001 Stock Option Plan, 100% of the then-outstanding shares subject to the option will become vested.

(14)
One-fifth of the shares subject to the option vested on January 4, 2019, and one-twentieth of the shares subject to the option vest in quarterly installments thereafter, subject to continued service with us through each such vesting date. In the event of a change in control, as defined in our 2001 Plan, 100% of the then outstanding shares subject to the option will become vested.

(15)
Time-based RSAs that were granted in 2018. One-fourth of the RSAs vested on June 1, 2019, and one-fourth of the RSAs vest in yearly installments thereafter, subject to continued service with us through each such vesting date.

(16)
Time-based RSAs that were granted in 2019 that have not vested as of December 31, 2019. One-fourth of the RSAs will be vested on June 1, 2020, and one-fourth of the RSAs vest in yearly installments thereafter, subject to continued service with us through each such vesting date.

(17)
Performance-based RSAs that were granted in 2018. Upon the achievement of certain revenue and gross margin targets or performance conditions, a number of shares equal to (a) 50% of the Target Shares multiplied by a payout multiple adjusted for the revenue performance conditions achieved, plus (b) 50% of the Target Shares multiplied by a payout multiple adjusted for the achievement of certain performance objectives, plus (c) 20% of the Target Shares for closing a significant acquisition by June 30, 2020. 50% of those earned shares (if any) vest on the later of (i) the date following June 30, 2020 that our compensation committee of the board approves the achievement of the performance conditions and (ii) August 17, 2020. The remaining 50% of the earned shares (if any) vest on the one-year anniversary of the date on which the initial 50% of the earned shares (if any) vest, subject to continued service to us through such date.

(18)
Performance-based RSAs granted in 2019 (the “Target Shares”) for which the performance goals have not been established as of December 31, 2019. See the discussion above in “Summary Compensation Table”, footnote 2, for additional information.

Potential Payments upon Termination or Change-In-Control
Our named executive officers are eligible for the severance and change in control benefits described in “Executive Compensation—Employment Arrangements.”

Equity Ownership Guidelines

Our named executive officers are subject to equity ownership guidelines described in the “Environmental, Social and Governance Considerations-Governance Practices.”

Compensation Recoupment Policy

Our named executive officers are subject to the compensation recoupment policy described in the “Environmental, Social and Governance Considerations-Governance Practices.”

401(k) Plan
We maintain a tax-qualified retirement plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees are provided an opportunity to save for retirement on a tax advantaged basis by electing to defer a portion of their compensation, within the limits prescribed by the Code, on pre-tax or after-tax (Roth) basis. The 401(k) plan permits us to make discretionary matching contributions to eligible participants, and we have made discretionary matching contributions in recent years. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes our equity compensation plan information as of December 31, 2019.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by stockholders:
2001 Stock Option Plan	4,239,394	$1.54	—
2018 Equity Incentive Plan	2,865,460	—	2,624,215
2018 Employee Stock Purchase Plan	—	—	1,508,961
Equity compensation plans not approved by stockholders:	—	—	—
Total	7,104,854		4,133,176

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

(2)
Our 2018 Equity Incentive Plan (the “2018 Plan”) provides that on the first day of each fiscal year beginning in fiscal 2019, the number of shares of common stock available for issuance thereunder is automatically increased by a number equal to the lesser of (i) 3,431,515 shares, (ii) 5% of the outstanding shares of our capital stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. Our 2018 Employee Stock Purchase Plan (the “ESPP”) provides that on the first day of each fiscal year beginning in fiscal 2019, the number of shares of common stock available for issuance thereunder is automatically increased by a number equal to the lesser of (i) 857,879 shares, (ii) 2% of the outstanding shares of our capital stock on the first day of such fiscal year, or (iii) such other amount as our board of directors may determine. On January 1, 2020, the number of shares of common stock available for issuance under our 2018 Plan and our ESPP increased by 1,904,219 shares and 761,687 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Insider Trading Policy
In connection with our initial public offering, we established an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock.
Our insider trading policy permits our directors and certain employees, including our named executive officers, to adopt Rule 10b5-1 trading plans. Under our insider trading policy, Rule 10b5-1 trading plans may only be adopted during an open trading window and only when such individual does not otherwise possess material nonpublic information about our company. The first trade under a Rule 10b5-1 trading plan may not occur until the later of the termination of the next quarterly blackout period and 30 calendar days after the date the Rule 10b5-1 trading plan was adopted.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2020 for:

•	each beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.
Applicable percentage ownership is based on 38,472,811 shares of our common stock outstanding as of March 31, 2020. The holders of common stock have the right to one vote per share.
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before the 60th day after March 31, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o nLIGHT, Inc., 5408 NE 88th Street, Vancouver, Washington 98665.

	Beneficial Ownership
Name of Beneficial Owner	Number	%
5% Stockholders:
Entities affiliated with Mohr, Davidow Ventures(1)	3,844,980	10.0%
JPMorgan Chase & Co.(2)	2,975,111	7.7%
The Vanguard Group(3)	2,639,137	6.9%
Clearbridge Investments, LLC(4)	2,385,792	6.2%
BlackRock, Inc.(5)	2,241,415	5.8%
Massachusetts Financial Services(6)	2,010,057	5.2%
Directors and Named Executive Officers:
Scott Keeney(7)	1,449,607	3.6%
Ran Bareket(8)	23,074	*
Robert Martinsen(9)	252,825	*
Bandel Carano	—	—
Douglas Carlisle(10)	226,455	*
Bill Gossman(11)	68,042	*
Raymond Link(12)	68,589	*
Gary Locke(13)	51,757	*
Geoffrey Moore(14)	72,647	*
All current executive officers and directors as a group (9 persons)(15)	2,212,996	5.5%

*	Represents beneficial ownership of less than one percent.

(1)
Consists of 3,844,980 shares held of record by Mohr, Davidow Ventures VI, L.P (“MDV VI”). Sixth MDV Partners, L.L.C. (“MDV GP”) is the general partner of MDV VI. Jonathan Feiber and Nancy Schoendorf are managing members of MDV GP and have shared voting and dispositive power over the shares held by MDV VI. The address for each of these entities is c/o Mohr Davidow Ventures, 777 Mariners Island Boulevard, Suite 550, San Mateo, California 94404.

(2)
Based solely on a Schedule 13G filed with the SEC by JPMorgan Chase & Co. on January 27, 2020. JPMorgan Chase & Co. has sole voting power with respect to 2,771,195 shares of our common stock and sole dispositive power with respect to 2,975,111 shares of our common stock. The address for JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

(3)
Based solely on a Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 10, 2020. The Vanguard Group, Inc. has sole power to vote or direct to vote 69,426 shares of our common stock, shared power to vote or direct to vote 2,954 shares of our common stock, sole power to dispose of or to direct the disposition of 2,570,959 shares of our common stock, and shared power to dispose or to direct the disposition of 68,178 shares of our common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 65,224 shares of our common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,156 shares of our common stock as a result of its serving as investment manager of Vanguard’s Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
Based solely on a Schedule 13G filed with the SEC by ClearBridge Investments, LLC on February 14, 2020. ClearBridge Investments, LLC has sole voting power with respect to 2,385,542 shares of our common stock and sole dispositive power with respect to 2,385,792 shares of our common stock. The address for ClearBridge Investments, LLC is 620 8th Avenue, New York, New York 10018.

(5)
Based solely on a Schedule 13G filed with the SEC by BlackRock, Inc. on February 6, 2020. BlackRock, Inc. has sole voting power with respect to 2,183,941 shares of our common stock and sole dispositive power with respect to 2,241,415 shares of our common stock held through BlackRock, Inc. and its subsidiaries BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address for Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)
Based solely on a Schedule 13G filed with the SEC by Massachusetts Financial Services Company (“MFS”) on February 13, 2020. MFS has sole voting power with respect to 1,996,848 shares of our common stock and sole dispositive power with respect to 2,010,057 shares of our common stock. The address for MFS is 111 Huntington Avenue, Boston, Massachusetts 02199.

(7)	Consists of 164,162 shares held of record and 1,285,445 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of March 31, 2020.

(8)	Consists of 2,500 shares held of record and 20,574 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of March 31, 2020.

(9)	Consists of 3,447 shares held of record and 249,378 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of March 31, 2020.

(10)	Consists of 197,809 shares held of record by Mr. Carlisle and 28,646 shares held of record by the Douglas and Lauri Carlisle Family Partnership.

(11)	Consists of 4,729 shares held of record and 63,313 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of March 31, 2020.

(12)	Consists of 60,339 shares held of record and 8,250 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of March 31, 2020.

(13)	Consists of 3,823 shares held of record and 47,934 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of March 31, 2020.

(14)	Consists of 4,057 shares held of record and 68,590 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of March 31, 2020.

(15)
Consists of 2,212,996 shares beneficially owned by our current directors and executive officers, including 1,743,484 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of March 31, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions since January 1, 2019 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement captioned “Executive Compensation.”
Policies and Procedures for Transactions with Related Persons
We have a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest.
The audit committee of our board of directors has the primary responsibility for reviewing and approving transactions with related parties. Our audit committee charter provides that the audit committee shall review and approve any related party transactions. In reviewing proposed related party transactions, the audit committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of us and our stockholders.
Investors’ Rights Agreement
We have entered into an investors' rights agreement with certain of our stockholders, including Mohr, Davidow Ventures VI, L.P. with which our directors Geoffrey Moore and Bill Gossman are affiliated. As of March 31, 2020 the holders of 3,844,980 shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.
The investors’ rights agreement was consummated prior to our adoption of the formal, written policy described above, and therefore, such policies and procedures were not followed with respect to the investors’ rights agreement. However, we believe that the terms of the investors’ rights agreement were comparable to terms available in an arm’s-length transaction.

Other Transactions
We have entered into separate indemnification agreements with each of our directors and certain of our officers. For a description of these agreements, see the section titled “Certain Relationships and Related Party Transactions—Limitation of Liability and Indemnification.”
We have entered into employment arrangements with our executive officers that, among other things, provide for certain severance and change in control benefits. For a description of these arrangements, see the section titled “Executive Compensation—Employment Arrangements.”
We have granted stock options, restricted stock awards and RSUs to our executive officers and certain of our directors. See the sections titled “Executive Compensation—Non-Equity Incentive Plan Compensation,” “Executive Compensation—Outstanding Equity Awards at December 31, 2019,” and “Board of Directors and Corporate Governance-Director Compensation for Fiscal Year 2019.”
Limitations on Director and Officer Liability and Indemnification
Our certificate of incorporation and bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.
We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

OTHER MATTERS
Fiscal Year 2019 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at http://investors.nlight.net/IR and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to nLIGHT, Inc., Attention: Investor Relations, 5408 NE 88th Street, Building E, Vancouver, Washington 98665.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Vancouver, Washington
April 21, 2020

nLIGHT, INC.
5408 NORTHEAST 88TH STREET
BUILDING E
VANCOUVER, WA 98665

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LASR2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12440-P36554 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

nLIGHT, INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Class II Directors

Nominees:	**For**	**Withhold**
01) Bandel Carano	☐	☐
02) Raymond Link	☐	☐
03) Geoffrey Moore	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D12441-P36554

nLIGHT, INC.
Annual Meeting of Stockholders
June 4, 2020 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott Keeney and Ran Bareket, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of nLIGHT, INC. that the stockholders is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time, on June 4, 2020, at www.virtualshareholdermeeting.com/LASR2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side